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                                                                       EXHIBIT 2


                        CERTIFICATE AND PLAN OF MERGER OF
                    GRALNICK ENTERPRISES LIMITED PARTNERSHIP
                         (a Nevada limited partnership)
                                  with and into
                              SARTRE PARTNERS, LTD.
                          (a Texas limited partnership)



         This Plan of Merger ("Plan") is entered into effective this the 8th day of February, 1995, by and between Gralnick Enterprises Limited Partnership, a Nevada limited partnership, ("Enterprises") and Sartre Partners, Ltd., a Texas limited partnership, ("Sartre"), and is as follows:

                                   WITNESSETH

         WHEREAS, Enterprises was formed as a Nevada limited partnership under and pursuant to that certain Limited Partnership Agreement dated December 23, 1993 ("Enterprises Agreement"); and

         WHEREAS, Sartre was formed as a Texas limited partnership under and pursuant to that certain Limited Partnership Agreement dated February 8, 1995 ("Sartre Agreement"); and

         WHEREAS, acting pursuant to Section 2.11 of the Texas Revised Limited Partnership Act (the "Act"), all partners, general and limited, of Enterprises and Sartre have approved and consented to the Plan set forth below under which Enterprises will be merged with and into Sartre, and Sartre will be the surviving limited partnership:

         NOW, THEREFORE, it is agreed as follows:

         1. The name and domicile of each party to this Plan are as follows:

                           Gralnick Enterprises Limited Partnership
                           Nevada

                           Sartre Partners, Ltd.
                           Texas

The name and domicile of the limited partnership which will survive the merger are:

                           Sartre Partners, Ltd.
                           Texas

         2.       The terms and conditions of the Plan are as follows:
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The values of the respective properties and assets of Enterprises and Sartre have been determined and agreed upon by all partners, general and limited, of each partnership. All partners of Enterprises, general and limited, shall become limited partners in Sartre. The partners of Enterprises will be deemed to have contributed property to Sartre, in proportion to their percentage interests in Enterprises immediately before the effective date of this Plan, and will receive percentage interests in Sartre based upon the respective values of their deemed contributions, all in accordance with the terms and conditions of the Sartre Agreement.

         3. Each partner, general and limited, of Enterprises will receive a limited partnership interest in Sartre in the manner set forth in paragraph 2, above. Other than limited partnership interests, no cash, property or other asset shall be distributed to any partner of any party to this Plan.

         4. The Certificate of Limited Partnership of Sartre, as the surviving limited partnership is set forth and attached as Exhibit A to this Plan.

         5. To the extent that either the Enterprises Agreement or the Sartre Agreement conflicts with any term or provision of this Plan, this Plan shall be deemed an amendment to the applicable agreement, adopted by all of the partners of the applicable limited partnership.

         6. This Plan is adopted in accordance with Section 2.11 of the Act. The merger shall be effective upon the filing of this Certificate and Plan of Merger.

         This Plan has been adopted by all partners of Enterprises and Sartre, effective as of the date first above written.

                                    SARTRE PARTNERS, LTD.

                                    BY: CAMUS & COMPANY, L.L.C.,
                                         General Partner


                                         By:
                                            ------------------------------------
                                                  Marvin Gralnick, Manager

                                    GRALNICK ENTERPRISES LIMITED PARTNERSHIP


                                    By:
                                       -----------------------------------------
                                         Marvin Gralnick, Trustee of the
                                         Marvin Gralnick Trust




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                                    LIMITED PARTNER JOINDER:


                                    --------------------------------------------
                                    Marvin Gralnick


                                    --------------------------------------------
                                    Marvin Gralnick, Trustee of the
                                    Marvin Gralnick Trust












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